Exhibit 99.1

FOR IMMEDIATE RELEASE

For Information Contact

Kristi Emerson
Public Relations Manager
303.873.3788
kristie@ecollege.com

eCollege(SM) Announces Agreement to Acquire
Post-secondary Enrollment Growth Firm, Datamark, Inc.

Move Expected to be Mildly Accretive to Earnings, and
More Than Double Revenue and EBITDA, in 2004

DENVER - September 16, 2003 - eCollege(SM) [NASDAQ: ECLG], a leading provider of outsource eLearning solutions for online postsecondary education programs, today announced it has signed a definitive agreement to acquire Salt Lake City-based Datamark, Inc., the nation’s leading outsource provider of integrated enrollment marketing services to the proprietary post-secondary school market.

“Our customers’ number one request is that we add enrollment services to our product mix - now we’ll be able to honor that request,” said Oakleigh Thorne, chairman and CEO of eCollege. “In doing so, we should be able to drive more sales and earnings for Datamark, as well as drive more enrollment fee revenue for eCollege.”

eCollege is acquiring all of the shares of Datamark, Inc. from a private group of investors led by Leeds Weld & Co., a leading private equity firm focused on the Knowledge Services Industries, and approved by Datamark management. Consideration will be approximately $72 million, consisting of $58 million in cash, $12 million in subordinated notes payable to the sellers, and 150,000 shares of eCollege common stock (valued at $2 million based on the closing price per share of eCollege’s common stock on Friday, September 12, 2003). Jonathan Newcomb, a principal of Leeds Weld & Co., will serve on the eCollege Board of Directors.

The transaction is expected to close within 60 days, and is subject to customary closing conditions including antitrust review. The $58 million in cash consideration will be funded by cash on hand and $20-30 million of long-term debt.

“Datamark is a leader in its market, and this acquisition is expected to be accretive to earnings and will more than double our revenue and EBITDA in 2004,” said Thorne. “Arthur Benjamin and his team have done an outstanding job of building their business; their years of experience in this market will be a great addition to the eCollege team.”

For the fiscal year ended December 31, 2002, Datamark had revenue of $32.5 million, $2.2 million in net income and EBITDA(1) (Earnings Before Interest, Taxes, Depreciation and Amortization) of $5.3 million. During the five-year period from 1998 through 2002, Datamark had a compound annual revenue growth rate (CAGR) of 27.4%, with EBITDA growing at an even faster rate.

“We are extremely pleased to team up with eCollege,” said Arthur Benjamin, chairman and CEO of Datamark. “Both companies share a common business philosophy and corporate culture aimed at helping our customers grow, profit and succeed.”

“We believe there is an increasing need by our customers for high-value-added, information service solutions,” said Thorne. “The opportunity to add Datamark as a separate operating division alongside the eCollege business advances our market leadership position in information services.”

Datamark’s corporate headquarters will remain in Salt Lake City, where it will be managed as a separate operating division. No job eliminations are expected as a result of the transaction.

Reconciliation of EBITDA to Net Income:	2002
Earnings Before Interest, Taxes, Depreciation and Amortization(1):
Net Income	$2,226
Interest Expense	550
Taxes on Income	1,367
Depreciation	442
Amortization of Intangible Assets and Stock-based Compensation	688
Earnings Before Interest, Taxes, Depreciation and Amortization	$5,273

(1) EBITDA is not a generally accepted accounting principle, or “GAAP,” measure.  However, in order to fully assess the financial operating impact that the acquisition of Datamark, Inc. will have on eCollege, management believes that EBITDA is an appropriate measure of evaluating the operating and liquidity performance of Datamark because EBITDA is an indication of the anticipated contributed cash earnings and is used by many investors to assess profitability from current operations.  However, this measure should be considered in addition to, not as a substitute for, or superior to, net income, cash flows or other measures of financial performance prepared in accordance with generally accepted accounting principles.

Conference Call

eCollege will hold a conference call to discuss this announcement at 10:00 am Eastern Time on September 16, 2003.  Interested parties can listen to the live Webcast by going to the Investor Relations section of eCollege’s website at www.eCollege.com. Please access the website at least 15 minutes prior to the call to register, download and install any necessary audio software.  Additionally, the archived Webcast will be available on eCollege’s website for the next twelve months. A conference call replay will also be available through September 23, 2003.  To listen to the replay, participants should dial (800) 642-1687.  The confirmation ID is: 2839112.

About Datamark
Datamark is a full-service marketing company exclusively for colleges and proprietary schools nationwide. Datamark’s hallmark research-based strategies and proprietary technologies make it the high value choice for student recruiting and retention programs that produce results. To learn more about Datamark, visit www.datamark.com.

About Leeds Weld & Co.

Leeds Weld & Co. is a New York based private equity firm whose funds focus on the $1 trillion Knowledge Services Industries.  Its managing principals are Jeffrey T. Leeds, Robert A. Bernstein, Jonathan Newcomb, and William F. Weld.

Leeds Weld’s Board of Advisors includes: Hon. Rudolph W. Giuliani, President, Giuliani Partners LLC and former Mayor of the City of New York; Richard W. Riley, U.S. Secretary of Education in the Clinton Administration and former two-term governor of South Carolina; Thomas F. McLarty, III, Vice Chairman of Kissinger McLarty Associates and former Chief of Staff to President Clinton; Richard I. Beattie, Chairman of the law firm of Simpson Thacher & Bartlett and former General Counsel of the Department of Health, Education and Welfare during the Carter Administration; Barry Munitz, the President of the J. Paul Getty Trust in Santa Monica, California and former chancellor of the California State University System; and Phyllis Grann, former Vice Chairman of Random House, Inc.

About eCollege

eCollege [Nasdaq: ECLG] is a leading eLearning outsource provider of technology and services to educational markets.  The Company designs, builds and supports some of the most successful, fully online degree, certificate/diploma and professional development programs in the country.  eCollege’s customers include publicly-traded for-profit institutions, community colleges, public and private universities, school districts, and state departments of education.  The Company was founded in 1996 and is headquartered in Denver. For more information, visit www.eCollege.com.

This news release contains statements that are not historical in nature and that may be characterized as “forward-looking statements” within the meaning of the securities laws including those related to the consummation of the proposed acquisition, its effect on future earnings, cash flow or other operating results, any other effect or benefit of the proposed acquisition, the expected timing of the completion of the proposed acquisition, market prospects, and any other statements that are not historical facts.  These statements are based on management’s current expectations and are subject to a number of uncertainties and risks.  Actual results may differ materially.  Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, but are not limited to, costs and difficulties related to the integration of the businesses, costs, delays and other difficulties related to the proposed acquisition, the ability to satisfy the closing conditions of the proposed acquisition, general economic conditions in the United States and globally, actions by customers and other third parties, the ability to grow our business and revenue, and such other factors as are discussed in our most recent Form 10-Q Quarterly Report filed with the U.S. Securities and Exchange Commission (“SEC”), which you are encouraged to review in connection with this release. We believe that these forward-looking statements are reasonable, however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. We are not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this release.

eCollege is a service mark of eCollege. All other trademarks or registered trademarks are the property of their respective owners.

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